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                                                     Exhibit h-4

                     NEW ENGLAND ENERGY INCORPORATED
                      Computation of Bank Interest
                     Quarter Ended December 31, 1995
                    --------------------------------

Cost of Notes Payable to Banks Under Credit Agreement
-----------------------------------------------------
                           Date Paid
                  Date    or Maturity    Annual
       Amount    Issued      Date        Rate %         Total
       ------    ------   -----------    ------         -----
            Old Program
            -----------
           $ 37,000,000     04/13/95      10/13/95                   6.6725           $  82,294.17
             54,000,000     09/13/95      12/13/95                   6.1100             669,045.00
             30,000,000     08/15/95      11/15/95                   6.0900             228,375.00
             12,000,000     08/15/95      11/15/95                   6.0300              90,450.00
             19,000,000     08/15/95      11/15/95                   6.1100             145,112.50
             28,000,000     09/29/95      12/29/95                   6.1100             422,947.78
             37,000,000     10/13/95      12/13/95                   6.1100             383,063.06
             12,000,000     11/15/95      01/16/96                   6.1250              95,958.33
             49,000,000     11/15/95      01/16/96                   6.1725             394,868.54
             54,000,000     12/13/95      02/13/96                   6.1100             174,135.00
             37,000,000     12/13/95      02/13/96                   5.9225             115,653.26
             30,000,000     12/29/95      01/29/96                   5.9850              14,962.50
                                                            ---------------
                                                                                 2,816,865.14

          Interest Rate Swap                                  (215,704.02)

          Fees (Primarily facility)                             49,126.46
                                                            ---------------
          Total Old Program                                 $2,650,287.58
                                                            ---------------

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